EXHIBIT 99.1

         AMERICAN RIVER BANKSHARES ANNOUNCES RECORD 2nd QUARTER EARNINGS
         ---------------------------------------------------------------

Sacramento, CA - July 20, 2004 - American River Bankshares (Nasdaq: AMRB), the parent company of American River Bank, announced financial results for the second quarter ended June 30, 2004. Net income reached an all-time quarterly high, increasing 9.5% from $1,303,000 ($0.30 diluted EPS) recorded during the second quarter of 2003 to $1,427,000 ($0.32 diluted EPS) during the second quarter of 2004. The Company's total assets increased by 21.0% from $356,421,000 at June 30, 2003 to $431,097,000 at June 30, 2004. In addition to achieving record quarterly net income, this also marked American River Bankshares' eighty-second consecutive profitable quarter.

"These record results are a validation of our formula," says David Taber, President and CEO of American River Bankshares, "growing our franchise profitably while maintaining asset quality is a winning formula for our shareholders."

Net income on a year-to-date basis was up 10.0% from the $2,352,000 ($0.55 diluted EPS) recorded for the first six months of 2003 to the $2,587,000 ($0.59 diluted EPS) recorded during the same period of this year. For the six months ended June 30, 2003, when compared to the same period in 2004, net interest income increased 8.4% from $8,356,000 to $9,060,000. Noninterest income on a year-to-date basis totaled $1,451,000, which is a 33.0% increase from the $1,091,000 recorded in the previous year. Noninterest expense increased 21.4% from $5,115,000 during the six months ending June 30, 2003 to $6,212,000 in 2004.

Net interest income increased 7.9% from $4,299,000 in the second quarter of 2003 to $4,638,000 in the second quarter of 2004. The increase in the net interest income results from an increase in average loans of $19,318,000 (7.7%) and an increase in average investment securities of $36,300,000 (50.3%). These increases were made possible by an increase of average deposits of $47,171,000 (16.2%) and average short-term borrowings of $13,392,000 (44.7%). The net interest margin decreased from 5.28% in the second quarter of 2003 to 4.85% during the second quarter of 2004. Noninterest income increased 80.9% from $565,000 in 2003 to $1,022,000 at June 30, 2004. Of the $1,022,000, $552,000
came in the form of proceeds from a life insurance policy on a former Company executive. Noninterest expense increased 41.0% from $2,456,000 for the second quarter of 2003 to $3,463,000 for the second quarter of 2004. Much of the increase results from the Company's decision to create a charitable foundation ($503,000) known as the American River Bank Foundation, the cost associated with the new banking office in Downtown Sacramento ($177,000) and the expense of benefits related to the death of a former Company executive ($82,000). The Company's income tax expense dropped from $882,000 in the second quarter of 2003 to $539,000 (38.9%) in the second quarter of 2004. The effective tax rate dropped from 40.4% to 27.4% during the same period. The reason for the decrease is the tax-free nature of the above-referenced life insurance proceeds.

Total assets at June 30, 2004 were $431,097,000. This was up $74,676,000 (21.0%)
from the $356,421,000 reported as of June 30, 2003. Net loans and leases totaled $266,637,000 at June 30, 2004, up 7.3% from the $248,385,000 recorded at June
30, 2003. The increase was centered in real-estate construction and land development, real estate-commercial, lease financing and commercial loans. Real-estate construction and land development loans were up $12,491,000


Page 4 of 8 Pages

(46.8%) from the $26,704,000 at June 30, 2003 to $39,195,000 at June 30, 2004.
Real estate-commercial loans were up $4,411,000 (3.1%) from $141,206,000 at June 30, 2003 to $145,617,000 at June 30, 2004. Lease financing increased to $10,733,000 (25.7%) at June 30, 2004 from the $8,537,000 at June 30, 2003.
Commercial loans increased to $56,088,000, up 4.0% from the $53,924,000 reported at June 30, 2003.

Deposits increased by 18.9% from $294,497,000 at June 30, 2003 to $350,022,000 at June 30, 2004, including a 32.3% increase in interest checking, money market and savings accounts and a 20.7% increase in noninterest bearing deposits. A contributing factor to the increase in deposits has been the successful opening of American River Bank's new full service banking facility in Downtown Sacramento. The office opened its doors in March of 2004 and by June 30, 2004, deposits totaled approximately $35,000,000.

American River Bank's Sacramento and Placer County Offices increased deposits and loans for the second quarter of 2004. Deposits increased to $283,798,000 up 22.8% from the $231,122,000 recorded at the end of the second quarter of 2003. Loans increased to $199,547,000 (7.3%) from the $185,942,000 recorded at June 30, 2003.

North Coast Bank, a division of American River Bank, which serves Sonoma County, also had an increase in deposits and loans. Deposits increased by 5.8% to $67,597,000 at June 30, 2004 from the $63,892,000 recorded at June 30, 2003.
Loans increased to $67,090,000 (7.4%) from the $62,443,000 recorded at June 30, 2003.

Non-performing loans and leases were $80,000 or 0.03% of total loans and leases at June 30, 2004. The allowance for loan and lease losses was $4,233,000 as of June 30, 2004, which is 1.56% of total loans and leases outstanding. Year-to-date net charge-offs on an annualized basis were 0.11% of average loans and leases.

Return on average assets decreased from 1.46% in the second quarter of 2003 to 1.36% in the second quarter of 2004. Return on average equity decreased slightly from 15.69% for the quarter ended June 30, 2003 to 15.45% for the second quarter of 2004. The efficiency ratio for the second quarter increased from the 50.07% recorded in 2003 to 60.74% in 2004. The increase in the efficiency ratio results from the higher noninterest expense, including the expenses associated with the American River Bank Foundation, as described above. For the six months ended June 30, 2004 return on average assets decreased from 1.35% in 2003 to 1.27% in 2004. Return on average equity decreased from 14.52% for the six months ended June 30, 2003 to 14.22% in 2004. The year-to-date efficiency ratio increased from 53.68% in 2003 to 58.62% in 2004.

American River Bankshares is a financial services company and the parent company of American River Bank, a community business bank that operates a family of financial service providers. These providers include: American River Bank, with four offices in Sacramento and one office in Placer County; and North Coast Bank, with three offices in Sonoma County. In addition, on July 9, 2004, the Company filed an 8-K with the Securities and Exchange Commission announcing an Agreement and Plan of Reorganization and Merger with Bank of Amador in Jackson, California. For further information see the 8-K filed on July 9, 2004.

Related websites: www.amrb.com, www.americanriverbank.net, www.northcoastbank.com


Page 5 of 8 Pages

FORWARD-LOOKING INFORMATION

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, changes in the interest environment including interest rates charged on loans, earned on securities investments and paid on deposits, competition effects, fee and other non interest income earned, general economic conditions, nationally, regionally, and in the operating market areas of the Company and its subsidiaries, changes in the regulatory environment, changes in business conditions and inflation, changes in securities markets, data processing problems, a decline in real estate values in the Company's market area, the conduct of the war on terrorism, the threat of terrorism or the impact of potential military conflicts and the conduct of war on terrorism by the United States and its allies, as well as other factors. To gain a more complete understanding of the uncertainties and risks involved in the Company's business, this press release should be read in conjunction with the Company's annual report on Form 10-K for the year ended December 31, 2003, and subsequent quarterly reports on Form 10Q and current reports on Form 8-K.


Page 6 of 8 Pages

AMERICAN RIVER BANKSHARES                                     FINANACIAL SUMMARY
CONSOLIDATED BALANCE SHEET                                    (unaudited)

                                                                  June 30         June 30
          ASSETS                                                    2004            2003
                                                                ----------------------------
Cash and due from banks                                         $ 27,407,000    $ 24,260,000
Federal funds sold                                                        --       4,800,000
Interest-bearing deposits in banks                                 5,740,000       4,354,000
Investment securities                                            121,410,000      68,682,000
Loans and leases, net                                            266,637,000     248,385,000
Bank premises and equipment                                        1,796,000       1,543,000
Accounts receivable servicing receivable, net                      2,040,000       1,418,000
Accrued interest and other assets                                  6,067,000       2,979,000
                                                                ----------------------------

                                                                $431,097,000    $356,421,000
                                                                ============================
   LIABILITIES & EQUITY

Noninterest-bearing deposits                                     110,109,000    $ 91,228,000
Interest checking, money market & savings                        169,648,000     128,217,000
Time deposits                                                     70,265,000      75,052,000
                                                                ----------------------------

   Total deposits                                                350,022,000     294,497,000
                                                                ----------------------------

Short-term borrowings                                             38,800,000      24,000,000
Long-term debt                                                     1,916,000       1,968,000
Accrued interest and other liabilities                             2,850,000       2,294,000
                                                                ----------------------------

   Total liabilities                                             393,588,000     322,759,000

Total equity                                                      37,509,000      33,662,000
                                                                ----------------------------

                                                                $431,097,000    $356,421,000
                                                                ============================

Nonperforming loans and leases to total loans and leases                0.03%           0.08%
Net charge-offs to average loans and leases                             0.11%           0.09%
Allowance for loan and lease losses to total loans and leases           1.56%           1.39%

--------------------------------------------------------------------------------------------------------------------
                                                                                           FOR THE SIX MONTHS
                                                   SECOND            SECOND                   ENDED JUNE 30
       CONSOLIDATED STATEMENT OF INCOME            QUARTER           QUARTER        --------------------------------
                 (UNAUDITED)                         2004              2003             2004                 2003
                                                 -------------------------------------------------------------------
Interest income                                  $  5,356,000      $  5,062,000     $ 10,469,000        $  9,872,000

Interest expense                                      718,000           763,000        1,409,000           1,516,000
                                                 -------------------------------------------------------------------

Net interest income                                 4,638,000         4,299,000        9,060,000           8,356,000

Provision for loan and lease losses                   231,000           223,000          429,000             412,000

Total noninterest income                            1,022,000           565,000        1,451,000           1,091,000

Total noninterest expense                           3,463,000         2,456,000        6,212,000           5,115,000
                                                 -------------------------------------------------------------------

Income before taxes                                 1,966,000         2,185,000        3,870,000           3,920,000

Income taxes                                          539,000           882,000        1,283,000           1,568,000
                                                 -------------------------------------------------------------------

Net income                                       $  1,427,000      $  1,303,000     $  2,587,000        $  2,352,000
                                                 ===================================================================

Basic earnings per share                         $       0.34      $       0.33     $       0.62        $       0.59

Diluted earnings per share                               0.32              0.30             0.59                0.55

Trailing 12-month diluted earnings per share             1.14              1.13

Net interest margin as a percentage                      4.85%             5.28%            4.89%               5.26%

---------------------------------------------------------------------------------------------------------------------
Operating Ratios:
   Return on average assets                              1.36%             1.46%            1.27%               1.35%
   Return on average equity                             15.45%            15.69%           14.22%              14.52%
   Efficiency ratio (fully taxable equivalent)          60.74%            50.07%           58.62%              53.68%
---------------------------------------------------------------------------------------------------------------------

Earnings per share have been adjusted for a 3 for 2 stock split in 2003.

Page 7 of 8 Pages

CONSOLIDATED STATEMENT OF INCOME                    SECOND           FIRST          FOURTH           THIRD
Trailing Four Quarters                              QUARTER         QUARTER         QUARTER         QUARTER
(Unaudited)                                           2004            2004            2003            2003
                                                 ------------------------------------------------------------
Interest income                                  $  5,356,000    $  5,113,000    $  4,943,000    $  4,953,000

Interest expense                                      718,000         691,000         699,000         687,000
                                                 ------------------------------------------------------------

Net interest income                                 4,638,000       4,422,000       4,244,000       4,266,000

Provision for loan and lease losses                   231,000         198,000         282,000         252,000

Total noninterest income                            1,022,000         429,000         517,000         645,000

Total noninterest expense                           3,463,000       2,749,000       2,670,000       2,587,000
                                                 ------------------------------------------------------------

Income before taxes                                 1,966,000       1,904,000       1,809,000       2,072,000

Income taxes                                          539,000         744,000         680,000         812,000
                                                 ------------------------------------------------------------

Net income                                       $  1,427,000    $  1,160,000    $  1,129,000    $  1,260,000
                                                 ============================================================


Basic earnings per share                         $       0.34    $       0.28    $       0.28    $       0.32

Diluted earnings per share                               0.32            0.27            0.26            0.29

Net interest margin as a percentage                      4.85%           4.94%           4.83%           5.11%

--------------------------------------------------------------------------------------------------------------
Quarterly Operating Ratios:
                                                         1.36%           1.17%           1.16%           1.37%
   Return on average assets

   Return on average equity                             15.45%          12.96%          12.88%          14.84%

   Efficiency ratio (fully taxable equivalent)          60.74%          56.15%          55.54%          52.23%
--------------------------------------------------------------------------------------------------------------

Earnings per share have been adjusted for a 3 for 2 stock split in 2003.

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